Exhibit 10-8
                   NONQUALIFIED DEFERRED COMPENSATION PLAN
                   FOR CERTAIN HIGHLY COMPENSATED EMPLOYEES
                      OF ARTISTIC GREETINGS INCORPORATED



     Artistic Greetings Incorporated, a Delaware corporation ("Artistic" or the "Company"), desires to establish a plan to permit certain highly compensated employees to defer the receipt of a portion of their salaries and bonuses. In order to carry out this purpose, the Company adopted and sponsored this unfunded, nonqualified deferred compensation plan, which plan is embodied herein.

     This Plan is adopted this 24th day of October, 1996 by the Company for the exclusive benefit of its Officers.

                               RECITALS

     A. The Company, by appropriate action of its Board of Directors, has deemed it to be in its best interest to adopt this Plan.

     B. The Officers of the Company have been authorized and directed to enter into this Plan to carry out the aforesaid Plan of the Company.

     NOW, THEREFORE, the Company adopts the Plan herein set forth which shall be known as the Nonqualified Deferred Compensation Plan for Certain Highly Compensated Employees of Artistic and which shall have the following provisions.

                                  ARTICLE I
                                 DEFINITIONS

     1.00 "Act" shall mean the Employee Retirement Income Security Act of 1974 ("ERISA"), as from time to time amended.

     1.01 "Board" shall mean the Board of Directors of the Company.

     1.02 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     1.03 "Company" shall mean Artistic Greetings Incorporated and any of its subsidiaries or affiliated business entities participating in this Plan.

     1.04 "Deferred  Compensation"   shall  mean  the  amount  deferred  by  a
Participant for each calendar year.

     1.05 "Effective Date" shall mean October 24, 1996.

     1.06 "Participant" shall mean an individual serving as an Officer of the Company and designated by the Board (or a delagee of the Board) to participate in the Plan.

     1.07 "Plan" shall mean the Nonqualified Deferred Compensation Plan for Certain Highly Compensated Employees of Artistic, as from time to time amended or restated, which shall be a non-qualified deferred compensation plan as more fully described in Act Sections 201(2), 301(a)(3) and 401(a)(1).


                             ARTICLE II
                            PARTICIPATION

     2.00 A Participant may, on or before December 1st of each year, notify the Company in writing that he irrevocably elects to have up to 100 percent of the compensation payable to him by the Company as salary or bonus during the following calendar year deferred to a date specified in that notification. The amount deferred shall be that Participant's Deferred Compensation.

     2.01 During the first year of this Plan, a Participant may make an election to defer compensation for the remainder of the first plan year, such election to be made within the 30-day period following the adoption of this Plan by the Company.

                             ARTICLE III
                              ACCOUNTS

     3.00 The Company shall create a Deferred Compensation Account in the name of each Participant, which will be credited with the following amounts:

          (a) The amount of the Deferred Compensation. Such amounts shall be considered to have been contributed to the account ratably throughout the calendar year. Similarly, installment distributions of Deferred Compensation shall be considered to have been distributed from the account ratably throughout the calendar year. A lump sum is considered distributed on the distribution date.

          (b) An amount equal to the amount which could have been earned if the Deferred Compensation Account had been invested for the previous calendar year at the average prime rate charged by Marine Midland Bank, N.A. in Rochester, New York. The average prime rate shall be computed by averaging the prime rate on January 1st of the succeeding calendar year. The interest shall be credited to the Deferred Compensation Account on each January 1st.

                             ARTICLE IV
                              BENEFITS

     4.00 Payment of a Participant's Deferred Benefit shall be made at such time as the Company and the Participant shall mutually agree.

     4.01 If a Participant dies while he is a Participant in the Plan, such participation shall cease as of the last day of the month in which death occurs. In such event, or in the event of a Participant's death prior to the time when he shall have received full payment of the amounts payable to him from the Deferred Account, the full balance of the amount of Deferred Compensation, including any interest increments to the Deferred Compensation Account, payable to him and unpaid at the time of his death, shall immediately become due and payable to the Participant's Estate.

     4.02 If a Participant becomes permanently disabled or incapacitated while he is a Participant in the Plan, the Participant may elect that payments shall commence as of the anniversary date on which such event commenced. Permanent disability for purposes of this Plan shall be deemed to have occurred if the Participant shall have been unable to perform his duties with the Company for a continuous period of 12 months.

                              ARTICLE V
                     ADMINISTRATION OF THE PLAN

     5.00 The Board is hereby designated as the named fiduciary under this Plan. The named fiduciary shall have the authority to control and manage the operation and administration of this Plan and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Plan.

     5.01 The Board shall make all determinations as to rights to benefits under this Plan. Any decision by the Board denying a claim by a Participant for benefits under this Plan shall be stated in writing and delivered or mailed to the Participant or his beneficiary. Such decision shall set forth the specific reasons for the denial, written to the best of the Board's ability in a manner that may be understood without legal or actuarial counsel. In addition, the Board shall afford a reasonable opportunity to the Participant or in the case of an estate, his representative, for a full and fair review of the decision denying such claim.

     5.02 Subject to the foregoing, the Board shall have full power and authority to interpret, construe and administer the Plan. The interpretation and construction of this Plan by the Board, and any action taken hereunder, shall be binding and conclusive upon all parties in interest. No member of the Board of Directors shall, in any event, be liable to any person for any action taken or omitted to be taken in connection with the interpretation, construction or administration of this Plan, so long as such action or omission to act be made in good faith.

     5.03 The Company may amend or terminate the Plan at any time, provided, however, that no such amendment or termination shall adversely affect a benefit to which a Participant or his beneficiary is entitled.

     5.04 The benefits payable hereunder or the right to receive future benefits under the Plan may not be anticipated, alienated, pledged, encumbered, or subjected to any charge or legal process, and if any attempt is made to do so, or a person eligible for any benefits becomes bankrupt, the interest under the Plan of the person affected may be terminated by the Company which, in its sole discretion, may cause the same to be held or applied for the benefit of one or more of the dependents of such person or make any other disposition of such benefits that it deems appropriate.

     5.05 Nothing contained in this Plan, and no action taken by any party hereto, shall create, nor be construed to create, a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, or any other person except as provided in paragraph 5.00.

     5.06 The payments to the Participants or their beneficiaries hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general assets of the Company. The provisions of this Plan shall give no person, other than the Company's any interest in such assets. To the extent that a Participant or any other person acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company.

     5.07 This Plan, and any amendment thereto, shall be binding and inure to the benefit of the Company, its successors and assigns, and the Participants and their beneficiaries, heirs, executors, administrators and legal representatives.

     5.08 Nothing contained in this Plan shall be construed as a control of employment between the Company and any Participant, or as a right of any Participant to be continued in employment of the company, or as a limitation on the right of the Company to discharge any of its employees, with or without cause.

     5.09 Any notice, consent or demand required or permitted to be given under the provisions of this Plan shall be in writing and shall be signed by the party giving or making the same. As such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Company. The date of such mailing shall be deemed the date of notice, consent or demand.

     5.10 This Plan, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of New York.


     IN WITNESS WHEREOF, Artistic Greetings has adopted this Plan, as of the date hereinabove specified.

                                  ARTISTIC GREETINGS INCORPORATED



                                  By: _______________________________
                                     Name:
                                     Title: